Income+ Plan Sponsor Briefing
How it works and early results
Christopher L. Jones
EVP and Chief Investment Officer
Financial Engines
Forward Looking Statements
The following plan sponsor briefing contains forward-looking statements. These forward-
looking statements are based on the Company’s current expectations and beliefs, as well as a number of assumptions. These forward-looking statements include, but are not limited to, adoption of Income+, enrollment rates and related risk. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the
Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. For more information on the risks and uncertainties affecting the
Company please see our most recent SEC filings, including our Form 10-K for the year ending December 31, 2011 and our most recent Form 10-Q.
Exhibit 99.1

Proprietary & Confidential  |  Not for participant use.
Participants need help transitioning from saving to spending

Building
your retirement
portfolio
Spending
your retirement portfolio
Income+
gives participants the
support they need to
transition to spending
Income+ early results presentation is for informational purposes only, and not necessarily indicative of future service usage or enrollment. Information should not be construed as investment advice, testimonial, or as an offer of advisory services or any specific recommendation to buy, sell, or hold any investment. The report is based upon information and data we believe to be reliable, but we do not guarantee its accuracy or completeness. Financial Engines undertakes no obligation to publicly revise and/or update such results going forward. As of 12/31/2011, eight plans, with over $19 billion in assets and nearly 300,000 participants had rolled out Income+. Early results data used in this presentation are based on five plans that had completed full communications campaigns by 12/31/2011. Enrollment data were measured between 12/31/2011 and 3/31/2011. Two of the five plans used default enrollment. For plans already offering managed accounts, when Income+ was rolled out, current eligible managed account participants were transitioned. Reference to potential one-year loss is based on the application of
Financial Engines’ forecasting methodology. This methodology projects the likelihood of various investment outcomes that are hypothetical in nature, do not reflect actual results or adjustment over time, and are not guaranties of future results.
Financial Engines provides advisory services through Financial Engines Advisors L.L.C., a federally registered investment adviser and wholly owned subsidiary of Financial Engines, Inc.
Financial Engines is a registered trademark of Financial Engines, Inc. Neither Aon Hewitt nor Financial Engines guarantees future results, and a diversified risk-adjusted portfolio is not a guarantee against loss.

Proprietary & Confidential  |  Not for participant use.
Income+
Feature of Professional Management
– No additional fee for participants or sponsors
– Uses plan’s existing investment options—no in-plan annuity required
Helps prepare for retirement payouts
– Income Checkup with an advisor to develop an income plan
– Gets portfolio income-ready via higher fixed income allocation
– Maintains equity exposure for growth
Generates retirement payouts directly from a 401(k) account*
– Steady with limited downside
– Last for life**
– Can go up with the market
– Flexible
As extension of Professional Management, qualifies as QDIA

*Account balance minimums may apply.
**Requires purchase of an out-of-plan annuity. Issuer minimum purchase requirements may apply.

Plan Lineup:
Short term bond
Money market fund
Large cap fund
Mid/small cap fund
International fund
Immediate annuity
(in or out of plan)

1 **No plan lineup changes required**

money stays in existing plan options

2 **No fiduciary lock-in**

no need for in-plan annuity, no default risk for plan

3 **No regulatory uncertainty**

as a managed account, Income+ can meet QDIA

4 **No conflict of interest**

we are an independent advisor and fiduciary

5 **No additional fee**

for sponsors or Professional Management members

financial engines

Proprietary & Confidential | Not for participant use. Safe and easy for sponsors 4

■

Plan participants
Plan assets
350,000
300,000
250,000
200,000
150,000
100,000
50,000
$20.0
$15.0
$10.0
$5.0
Billions
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12

financial engines

Proprietary & Confidential  |  Not for participant use.
Income+ is getting strong traction with plan sponsors*
Plans with over $19 billion in plan assets and nearly 300,000 participants have implemented Income+
*
Financial Engines Data Warehouse as of 3/31/12.
Income+ highlights
Large TX-based health
care system live
FORTUNE 20
financial services
co. 1    live
FORTUNE 200 tech.
co. 1st live with opt-
out Income+
2nd sponsor live with
opt-out Income+
FORTUNE 300
energy co. live

st

Proprietary & Confidential  |  Not for participant use.
Early Results - What we’re seeing
1. Strong enrollment uptake
2. Passive (opt-out) enrollment has biggest impact
3. Income+ enrollees likely to be taking too much risk

Proprietary & Confidential  |  Not for participant use.
Strong enrollment uptake

16.4%
9.7%
6.2%
Plans w/Income+ All Professional
Management plans
Target date funds*
Enrollment rate of participants 60 and older
*TDFs = 60+ participants with 95% or more invested in TDFs.
Financial Engines does not sell or distribute target date funds. Enrollment rates for  “All
Professional Management plans” and “TDFs” represent usage by participants 60 and older across all plans offering Financial Engines’ managed account services.

Proprietary & Confidential  |  Not for participant use.
Passive (opt-out) enrollment makes big impact

Figures represent  average enrollment rates into Professional Management by participants age 60 and older in plans offering Income+.
Income+ passive enrollment rate
5X higher than active enrollment
50.3%
10.1%
Passive enrollment Active enrollment

2.0
1.5
1.0
0.5
0.0
Income+ participants (before)
Income+ participants (after)

Proprietary & Confidential  |  Not for participant use.
Many taking too much risk

Risk levels, before and after enrollment
Potential 1-year loss reduction: 31%
1.7
0.7
1.1
0.6
90  percentile
10   percentile
Legend
S&P 500
Risk level
th
th

Proprietary & Confidential  |  Not for participant use.
Summary
Early in adoption cycle
Gaining more traction than other in-plan retirement income solutions
Strong interest from near-retirees and retirees